UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2012

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landings Dr. Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417-7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May14, 2012, CEVA, Inc. (the “Company”) held its annual meeting of stockholders, at which the Company’s stockholders approved the following two proposals. The proposals are described in detail in the proxy statement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 9, 2012.

Proposal 1: Election of Directors

The following directors were elected at the meeting to serve for a one-year term until the 2012 annual meeting of stockholders:

Name	Votes For	Votes Withheld	Broker Non-Vote
Eliyahu Ayalon	17,153,286	445,823	2,672,038
Zvi Limon	15,674,801	1,924,308	2,672,038
Bruce A. Mann	16,379,641	1,219,468	2,672,038
Peter McManamon	17,517,987	81,122	2,672,038
Sven-Christer Nilsson	15,750,761	1,848,348	2,672,038
Louis Silver	15,768,124	1,830,985	2,672,038
Dan Tocatly	17,517,137	81,972	2,672,038
Gideon Wertheizer	17,153,715	445,394	2,672,038

Proposal 2: Ratification of Appointment of Independent Auditors

The selection of Kost Forer Gabby & Kassierer, a member of Ernst & Young Global, as independent auditors of the company for the fiscal year ending December 31, 2012, was ratified as follows:

For 18,867,929 Against 1,387,598 Abstained 15,620 Broker Non-Vote 0

Proposal 3: Compensation of the Named Executive Officers

Advisory vote to approve the Company’s named executive officer compensation was approved as follows:

For 17,046,654 Against 367,630 Abstained 184,825 Broker Non-Vote 2,672,038

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: May 18, 2012	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer